UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2005

DENBURY RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 3000 Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000

_____________________N/A______________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2005, Denbury Resources Inc. became bound by a Purchase and Sale Agreement (“Agreement”) dated November 9, 2005 to acquire $250 million of producing oil and gas properties located in Mississippi and Alabama from a single seller, which is a private company that operates the properties (“Seller”). On that date, Denbury paid a $25 million performance deposit pursuant to the Agreement, which is scheduled to close on or before January 31, 2006, with an effective date of January 1, 2006.

Pursuant to the Agreement, Denbury has until January 13, 2006, to give notice to Seller of environmental and title defects in the properties. Denbury waives any rights with respect to environmental or title defects of which Seller is not notified by that date, except for Seller’s warranties and indemnification with respect to title. Seller is not liable for the first $7,500,000 of damages from environmental defects or the first $7,500,000 of damages from title defects.

With respect to environmental and title defects, Seller has the following options: cure or remediate the defects within a reasonable time after closing, reduce the purchase price by the amount of the defect value or provide Denbury with indemnification for any damages arising from the defect. Either party may terminate the Agreement if the aggregate value of title defects and environmental defects on the properties discovered by Denbury during its due diligence examination exceeds $15 million. In such case, Denbury’s performance deposit will be returned, without interest. If Denbury terminates the Agreement for any reason other than for environmental and title defects (or a casualty loss) exceeding $15 million or the failure of Seller to fulfill one of the conditions to Denbury closing the acquisition, Seller may elect to keep the performance deposit and terminate the Agreement.

The Agreement is also subject to typical closing conditions, consents, preferential purchase rights and indemnification rights of both parties.

Section 7—Regulation FD

Item 7.01. Regulation FD Disclosure.

The acquisition pursuant to the Agreement described above includes controlling interests in three fields: Tinsley Field near Jackson, Mississippi, Citronelle Field in Southwest Alabama and South Cypress Creek Field near Denbury’s Eucutta Field in Eastern Mississippi. All three fields are potential tertiary flood candidates. Denbury estimates the properties have estimated proved reserves of 14.3 million BOE. These three fields are currently producing approximately 2,200 BOE/d. The acquisition is more fully described in Denbury’s press release of November 22, 2005, which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

99.1	Denbury press release, dated November 22, 2005, Denbury Resources Agrees to Acquire $250 Million of Additional Producing and Tertiary Oil Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc.

(Registrant)

Date: November 22, 2005	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief
Financial Officer